UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2021

 Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (I.R.S. Employer Identification No.)
1560 Sawgrass Corporate Parkway, Suite 130 Sunrise, Florida		33323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Monaker Group, Inc. (the “Company”, “we” and “us”) with the Securities and Exchange Commission (SEC) on April 7, 2021, on April 1, 2021, we entered into a Bill of Sale for Common Stock, effective March 22, 2021 (the “Bill of Sale”), with certain third parties pursuant to which the Company agreed to purchase 2,191,489 shares (the “Shares”) of authorized and outstanding Class A Common Stock of International Financial Enterprise Bank, Inc., a Puerto Rico corporation licensed as an Act 273-2012 international financial entity headquartered in San Juan Puerto Rico (“IFEB”), which Shares total approximately 57.6% of the outstanding Class A Common Stock of IFEB. The purchase price of the Shares was $6,400,000, which amount was paid to the Sellers on April 1, 2021.

IFEB was incorporated in 2017 as a corporation under the laws of the Commonwealth of Puerto Rico and received its international financial entity license on June 18, 2017 from the Office of the Commissioner of Financial Institutions of Puerto Rico, in Spanish, “Oficina del Comisionado de Instituciones Financieras” or (“OCIF”), as amended, as license #51. As a result, IFEB is regulated by OCIF, and intends to update its application to establish a Fedwire account with the Federal Reserve Bank, New York (“FRB”). IFEB conducts its business activities out of its head office in Puerto Rico at 268 Ponce de Leon Ave., in San Juan, and hired in excess of the minimum of four employees required to staff its office under its license. Most recently the bank was approved to underwrite residential mortgages in a US state.

Notwithstanding the terms of the Bill of the Sale, and the payment by the Company of the aggregate purchase price pursuant thereto, the transfer of the Shares to the Company and the Company’s acquisition of control of IFEB is subject to review of the Company’s financial viability, as well as other matters, by OCIF, and as such, the Company has filed a formal change of control application which must be approved before taking ownership and control of the Shares, which is subject to approval by OCIF, and may ultimately not be approved. The Company anticipates receiving confirmation of OCIF’s approval or non-approval of the Company’s acquisition of the Shares by approximately June 2021, if not sooner.

On May 6, 2021, in anticipation of the acquisition of the Shares, and control of IFEB, the Company and IFEB entered into a Preferred Stock Exchange Agreement, which was amended by a First Amendment to Preferred Stock Exchange Agreement entered into May 10, 2021 and effective May 6, 2021 (as amended by the first amendment, the “Preferred Exchange Agreement”), pursuant to which the Company agreed to exchange 1,950,000 shares of the Company’s restricted common stock (the “Monaker Shares”) for 5,850 shares of cumulative, non-compounding, non-voting, non-convertible, perpetual Series A preferred shares of IFEB (the “IFEB Preferred Shares”).

The IFEB Preferred Shares will have a coupon of 2% per annum, payable in quarterly installments in arrears. The IFEB Preferred Shares will be redeemable by the Company; however, IFEB may, by the vote of the holders of a majority of its outstanding common stock, call and redeem the IFEB Preferred Shares in exchange for the Monaker Shares, plus accrued interest on the IFEB Preferred Shares at the time of any such redemption; and upon a Change of Control (defined below), the Company may cause IFEB to repurchase the IFEB Preferred Shares in exchange for the Monaker Shares, plus accrued interest at the time of any such Change of Control. “Change of Control” means the sale of all or substantially all the assets of IFEB; any merger, consolidation or acquisition of IFEB with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of IFEB’s voting securities or the economic rights of such IFEB’s securities.

The closing of the transactions contemplated by the Preferred Exchange Agreement, including the issuance of the Monaker Shares and IFEB Preferred Shares, are subject to various closing conditions, including, but not limited to IFEB receiving approval from OCIF to issue preferred stock (including the Series A preferred shares), and the filing of a formal designation of the Series A preferred stock by IFEB with the Secretary of State of Puerto Rico. As such, the transactions contemplated by the Preferred Exchange Agreement may not close on a timely basis, if at all. If not closed by June 30, 2021, the Preferred Exchange Agreement can be terminated by either party with written notice to the other.

The description of the Preferred Exchange Agreement above is qualified in its entirety by the full text of the Preferred Exchange Agreement, and the first amendment thereto, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, and are incorporated by reference in this Item 1.01 in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures in Item 1.01 above are incorporated by reference into this Item 2.01 in their entirety, by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the Monaker Shares is intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance will not involve a public offering, the recipient confirmed that it was an “accredited investor”, and the recipient will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*	Preferred Stock Exchange Agreement dated May 6, 2021, by and between Monaker Group, Inc. and International Financial Enterprise Bank, Inc.
10.2*	First Amendment to Preferred Stock Exchange Agreement dated May 10, 2021, by and between Monaker Group, Inc. and International Financial Enterprise Bank, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: May 11, 2021	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer